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                                                                     EXHIBIT 2.2

                        FORM OF COMPANY VOTING AGREEMENT

      VOTING AGREEMENT, dated as of December 3, 2004 (this "AGREEMENT"), between Selectica, Inc., a Delaware corporation ("PARENT"), and ________________ ("STOCKHOLDER"), a stockholder of I-Many, Inc., a Delaware corporation (the "COMPANY").

                              W I T N E S S E T H :

      WHEREAS, Parent, Indigo Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and the Company have entered into, simultaneously herewith, an Agreement and Plan of Merger (the "MERGER AGREEMENT") pursuant to which the Merger Sub will merge with and into the Company (the "MERGER");

      WHEREAS, as of the date hereof, Stockholder owns of record or has the power to vote, or direct the vote of, the number of shares of common stock, par value $0.0001 per share, of the Company (the "COMPANY COMMON STOCK"), as set forth on the signature page hereto (all such Company Common Stock and any shares of Company Common Stock of which ownership of record or the power to vote is hereafter acquired by Stockholder prior to the termination of this Agreement being referred to herein as the "SHARES") (capitalized terms not otherwise defined in this Agreement shall have the same meaning as in the Merger Agreement); and

      WHEREAS, as a condition of and inducement to Parent's execution of the Merger Agreement, Stockholder has agreed to enter into this Agreement;

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                         TRANSFER AND VOTING OF SHARES

      SECTION 1.01 TRANSFER OF SHARES. Except as otherwise consented to in writing by Parent (which shall not be unreasonably withheld), Stockholder shall not, directly or indirectly, (a) sell, pledge, encumber, transfer or otherwise dispose of any or all of the Shares or any interest in such Shares, except pursuant to the Merger Agreement and except pursuant to the terms of a trading plan adopted pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), in effect prior to the date hereof, (b) deposit any Shares or any interest in such Shares into a voting trust or enter into a voting agreement or arrangement with respect to any Shares or grant any proxy with respect thereto (other than as contemplated hereunder), or (c) enter into any contract, commitment, option or other arrangement or undertaking (other than as contemplated by the Merger Agreement) with respect to the direct or indirect acquisition or sale, assignment, pledge, encumbrance, transfer or other disposition of any Shares (each of the above, a "TRANSFER"); provided that the foregoing shall not restrict Transfers

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(i) to a member of Stockholder's immediate family or (ii) which occur by operation of law, in either case so long as such transferee agrees to be bound by this Agreement.

      SECTION 1.02 VOTE IN FAVOR OF MERGER. During the period commencing on the date hereof and terminating at the Effective Time, Stockholder, solely in Stockholder's capacity as a Stockholder of the Company and without limiting any action that the Stockholder might take as an officer or a director of the Company or as a member of any committee of the Board of Directors of the Company, agrees to vote (or cause to be voted) all of the Shares at any meeting of the stockholders of the Company or any adjournment thereof (i) in favor of the adoption of the Merger Agreement by the Company and in favor of the other transactions contemplated by the Merger Agreement and (ii) against any merger, consolidation, sale of assets, recapitalization or other business combination involving the Company (other than the Merger) or any other action or agreement that would result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled.

      SECTION 1.03 GRANT OF IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent a proxy with respect to the Shares in the form attached hereto as EXHIBIT A (the "PROXY"), which shall be irrevocable to the fullest extent permissible by law.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                 OF STOCKHOLDER

      Stockholder hereby represents and warrants to Parent as follows:

      SECTION 2.01 AUTHORIZATION; BINDING AGREEMENT. Stockholder has all legal right, power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform its obligations contemplated hereby and thereby. This Agreement and the Proxy have been duly and validly executed and delivered by or on behalf of Stockholder and each constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to (i) the effect of any applicable bankruptcy, insolvency, moratorium or similar law affecting creditors' rights generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

      SECTION 2.02 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

            (a) The execution and delivery of this Agreement and the grant of the Proxy to Parent by Stockholder does not, and the performance of this Agreement and the exercise of the Proxy by Parent will not, (i) conflict with or violate any Law applicable to Stockholder or by which Stockholder or any of Stockholder's properties is bound or (ii) result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to another party any right of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien (other than Permitted Liens) on any of the property or assets of Stockholder pursuant

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to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or any of Stockholder's properties is bound. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by Stockholder of the transactions contemplated by this Agreement.

            (b) The execution and delivery of this Agreement and the grant of the Proxy to Parent by Stockholder does not, and the performance of this Agreement and the exercise of the Proxy by Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any Governmental Entity except (i) for applicable requirements, if any, of the Exchange Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not prevent or delay the performance by Stockholder of Stockholder's obligations under this Agreement. Stockholder does not have any understanding in effect with respect to the voting or transfer of any Shares.

      SECTION 2.03 TITLE TO SHARES. Stockholder is the record owner of, or has the power to vote, or direct the vote of, the Shares, free and clear of all Liens (other than Permitted Liens), proxies or voting restrictions except (i) as set forth on Schedule 2.03 hereof and (ii) pursuant to this Agreement. The shares of Company Common Stock, including options, warrants or other rights to acquire such stock, set forth on the signature page hereto are all the securities of the Company owned, directly or indirectly, of record by Stockholder, or as to which Stockholder has the power to vote, or direct the vote of, on the date of this Agreement.

                                  ARTICLE III

                            COVENANTS OF STOCKHOLDER

      SECTION 3.01 FURTHER ASSURANCES. From time to time and without additional consideration, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional proxies and other instruments as Parent may reasonably request for voting the Shares in accordance with Section 1.02 of this Agreement.

      SECTION 3.02 DISCLOSURE. Stockholder hereby agrees to permit the Company and Parent to publish and disclose in the Proxy Statement (including all documents and schedules filed with the SEC in connection with the Merger), and in any press release or other disclosure document in connection with the Merger in which the Company or Parent reasonably determines in its good faith judgment that such disclosure is required by law, including the rules and regulations of the SEC, or appropriate, in connection with the Merger and any transactions related thereto, Stockholder's identity and ownership of the Shares and the nature of Stockholder's commitments, arrangements and understandings under this Agreement.

      SECTION 3.03 PUBLIC ANNOUNCEMENT. Stockholder, solely in Stockholder's capacity as a Stockholder and not as an officer or director of the Company, agrees to not make any public announcement in opposition to, or in competition with, the Merger Agreement or the consummation of the Merger.

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SECTION 3.04 ADDITIONAL SHARES. In the event that Stockholder becomes the record holder of, or acquires the power to vote, or direct the vote of, any additional Shares, such Shares shall, without further action of the parties, be subject to the provisions of this Agreement and the Proxy, and the number of Shares set forth on the signature page hereto and thereto will be deemed amended accordingly. If Stockholder acquires additional Shares, Stockholder shall promptly notify Parent in writing of such acquisition.

                                   ARTICLE IV

                               GENERAL PROVISIONS

      SECTION 4.01 LIMITATION. Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent Stockholder, if Stockholder is serving on the Board of Directors of the Company, from exercising his or her duties and obligations as a director of the Company, or otherwise taking any action while acting in such capacity.

      SECTION 4.02 ENTIRE AGREEMENT. This Agreement and the Proxy constitute the entire agreement of the parties with respect of the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, the parties hereto.

      SECTION 4.03 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Claims arising from breaches of the representations and warranties made by Stockholder in this Agreement shall survive any termination of the Merger Agreement or this Agreement for six months.

      SECTION 4.04 TERMINATION. The obligations of Stockholder pursuant to this Agreement and the Proxy shall terminate upon the earlier of (i) the Effective Time and (ii) the date of the termination of the Merger Agreement pursuant to
Section 8.01 thereof.

      SECTION 4.05 ASSIGNMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that except as otherwise provided herein, any assignment, delegation or attempted transfer any of rights, interests or obligations under this Agreement by Stockholder without the prior written consent of Parent shall be void.

      SECTION 4.06 FEES AND EXPENSES. All costs and expenses (including, without limitation, all fees and disbursements of counsel, accountants, investment bankers, experts and consultants to a party) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

      SECTION 4.07 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next

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day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 4.07):

            (a)   if to Parent:

                  Selectica, Inc.
                  3 West Plumeria Drive
                  San Jose, CA 95134
                  Attention: Vincent G. Ostrosky, President and Chief Executive
                             Officer
                  Facsimile No.: (408) 570-9705

                  with a copy to:

                  Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 155 Constitution Drive
                  Menlo Park, California  94025
                  Attention: Brooks Stough and Christopher D. Dillon
                  Facsimile No.:(650) 321-2800

            (b)   If to the Stockholder to:

                  [__________________________________]
                  [__________________________________]
                  [__________________________________]
                  Facsimile No.:

                  with a copy to:

                  Proskauer Rose LLP
                  1585 Broadway
                  New York, NY 10036
                  Attention:  Lauren K. Boglivi
                  Facsimile No.:  (212) 969-2900

      SECTION 4.08 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 4.09 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in

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good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner.

      SECTION 4.10 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur if any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Stockholder agrees that, following any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.10, and Stockholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

      SECTION 4.11 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware, without giving effect to principles of conflicts of laws. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 4.11 and shall not be deemed to be a general submission to the jurisdiction of such court or in the State of Delaware other than for such purposes.

      SECTION 4.12 NO WAIVER. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Parent shall not be deemed to have waived any claim available to it arising out of this Agreement, or any right, power or privilege hereunder, unless the waiver is expressly set forth in writing duly executed and delivered on behalf of Parent. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 4.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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      IN WITNESS WHEREOF, each of Parent and Stockholder has executed or has caused this Agreement to be executed by their duly authorized officer as of the date first written above.

                                  SELECTICA, INC.

                                  By: ------------------------------------------
                                      Name:
                                      Title:

                                  STOCKHOLDER

                                  ______________________________________________

                                  Print Name of Stockholder:____________________

                                  Shares owned of record, or as to which
                                  Stockholder has the power to vote or direct the vote of:

                                  _____________ shares of Company Common Stock

                                  _____________ shares of Company Common Stock
                                                issuable upon exercise of
                                                outstanding options or warrants

                   SIGNATURE PAGE TO COMPANY VOTING AGREEMENT

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                                  Schedule 2.03

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                                    EXHIBIT A

                                IRREVOCABLE PROXY

      The undersigned stockholder ("STOCKHOLDER") of I-Many, Inc., a Delaware corporation (the "COMPANY"), hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of Selectica, Inc., a Delaware corporation ("PARENT"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be owned of record by the undersigned, and as to which the undersigned now has or hereafter may acquire the power to vote, or direct the vote of (collectively, the "SHARES"), in accordance with the terms of this Proxy. The Shares owned of record by the undersigned stockholder of the Company, and the Shares the undersigned stockholder of the Company has the power to vote, or direct the vote of, as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

      This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among Parent and Stockholder (the "VOTING AGREEMENT"), and is granted to induce Parent to enter into that certain Agreement and Plan of Merger (the "MERGER AGREEMENT"), among Parent, Indigo Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and the Company. The Merger Agreement provides for the merger of Merger Sub with and into the Company in accordance with its terms (the "MERGER"). As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Section 8.01 thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

      The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares at every annual, special or adjourned meeting of stockholders of the Company (i) in favor of the adoption of the Merger Agreement by the Company and in favor of the other transactions contemplated by the Merger Agreement and
(ii) against any merger, consolidation, sale of assets, recapitalization or other business combination involving the Company (other than the Merger) or any other action or agreement that would result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled.

      The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. Stockholder may vote the Shares on all other matters. Any obligation of Stockholder hereunder shall be binding upon the successors and assigns of Stockholder.

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      This Proxy is irrevocable (to the fullest extent permitted by law). This
Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: December 3, 2004

                           Signature of Stockholder: ___________________________

                           Print Name of Stockholder: __________________________

                           Shares owned of record, or as to which Stockholder has the power to vote or direct the vote of:

                           __________  shares of Company Common Stock

                           __________  shares of Company Common Stock issuable
                                       upon exercise of outstanding options or
                                       warrants

                       SIGNATURE PAGE TO IRREVOCABLE PROXY